Exhibit 10.20

Certain confidential portions of this exhibit have been omitted and replaced with “[***].” Such identified information has been excluded from this exhibit because it (i) is not material and (ii) is the type of information that the registrant treats as private or confidential.

AMENDMENT No. 5

Whereas, Addex Pharma SA (“Addex”) and Indivior UK Limited (Co. No. 7183451) (“Indivior”) (each a “Party” and collectively the “Parties”) entered into an agreement to perform research on GABAB PAM on January 2, 2018 (hereinafter, Agreement), an amendment dated October 30, 2020 (“Amendment 1”), an amendment with an effective date of May 1, 2021 (“Amendment 2”),an amendment with an effective date of August 1, 2022 (“Amendment 3”) and an amendment with an effective date of November 1, 2022 (“Amendment 4”); and

Whereas, Addex is conducting a funded research activity based on an agreed Research Plan over the period May 1, 2018 to June 30, 2023 and Indivior has committed $14.4 million in research funding over this period; and

Whereas, during the Research Term, the Research Plan has been modified by the JRC and no Development Compounds have been identified, however, the Parties desire to execute the modified Research Plan with a view to identifying Development Compounds; and

Whereas, the Research Term, as defined in the Agreement, expires on June 30, 2023, pursuant to the terms of Amendment 4; and

Now Therefore, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged Addex and Indivior hereby enter into this Amendment No. 5 (this “Amendment”) and agree as follows:

1.	Definitions. The definitions from the Agreement of January 2, 2018, Amendment 1, Amendment 2, Amendment 3 and Amendment 4 shall be used in this Amendment and are incorporated herein by reference.

2.	Amendment Effective Date. The effective date of this Amendment shall be July 1, 2023 (“Amendment Effective Date”). The Parties agree and acknowledge that this Agreement is executed as of the date of last signature below (the “Execution Date”) but shall be effective and binding on the Parties as of the Amendment Effective Date.

3.	Initial Research Term Extension. With reference to Section 3.3 of the Agreement, subject to the provisions of this Amendment, the Parties agree to extend the Research Term until June 30, 2024. Accordingly, Section 1.72 is hereby deleted and replaced with the following:

a.	“Research Term” means the period commencing on May 1, 2018, and expiring on June 30, 2024, unless the Parties agree to extend the Research Term pursuant to Section 3.3.

4.	Contribution to Research Costs. The Parties agreed to extend the Research Term in previous amendments and agreed upon additional obligations of the Parties in relation to that additional research in Article 3 of Amendment 1, Article 5 of the Amendment 2, Article 4 of Amendment 3 and Article 4 of Amendment 4. Article 3 of Amendment 1 is hereby incorporated into the Agreement as Section 3.11. Article 5 of Amendment 2 is hereby incorporated into the Agreement as Section 3.12. Article 4 of Amendment 3 is hereby incorporated into the Agreement as Section 3.13. Article 4 of Amendment 4 is hereby incorporated into the Agreement as Section 3.14. The following is hereby incorporated into the Agreement as Section 3.15:

a.	As a contribution to the costs of the research being conducted by Addex as detailed in the Research Plan in Appendix 1A, 1Band 1C, Indivior shall reimburse Addex the sum of up to one million one hundred and twenty thousand Swiss Francs (CHF1,120,000) for additional research funding, as detailed in Appendix 1, in monthly instalments based on activities completed by Addex. Addex shall provide an invoice for the payment due. Indivior shall support some activities through direct payments to third parties with a budget of up to one million six hundred thousand Swiss Francs (CHF1,600,000), arriving at a total budget of two million seven hundred and twenty thousand Swiss Francs (CHF2,720,000) for the Research Plan and detailed budget (see Appendix 1C and 1D). For the sake of clarity, the Parties agree that any Know-How or other intellectual property created by any Third Party with whom Indivior contracts or makes payments for the purposes of the Research Plan shall be Joint Improvements regardless of which Party contributed to such Know-How or intellectual property and any Patent Rights filed in respect of such Joint Improvements shall be Joint Patent Rights regardless of inventorship.

b.	On or before [***], Addex shall deliver to Indivior a report that sets out all of their completed work to date on the compounds in the course of undertaking the Research Plan up to [***] and identifying those which Addex believes are suitable for further development.

c.	In the event that the costs of undertaking the Research Plan in Appendix 1A, 1B and 1C exceed one million one hundred and twenty thousand Swiss Francs (CHF 1,120,000), the Parties shall discuss the funding of that part of the Research Plan that exceeds such cost and Addex shall not be in breach of the Agreement if it elects not to undertake any part of the Research Plan that would result in the costs incurred by it in the Research Plan exceeding one million one hundred and twenty thousand Swiss Francs (CHF1,120,000).

d.	Subject to there being no changes in the Research Plan in this Agreement the Parties agree that, Addex FTEs shall not exceed [***] hours during the term of this Amendment. If a change in the Research Plan is agreed the Parties will either agree to a new forecast or remove FTE services from the agreed research plan

e.	In any event, there will be no additional funds for the Research Plan after the expiration of this current Amendment.

f.	In the event that Indivior does not select any Licensed Compounds on or before June 30, 2024, the Agreement shall terminate in its entirety on June 30, 2024, and the provisions of Section 10.2 of the Agreement shall not apply.

5.	Remainder of Agreement. The provisions of Section 14 of the Agreement shall apply to this Amendment and, save as specifically amended hereby, the Agreement of January 2, 2018, as amended on October 30, 2020, May 1, 2021, August 1, 2022, and November 1, 2022, will remain in full force and effect.

IN WITNESS WHEREOF, ADDEX and Indivior have caused this instrument to be executed in duplicate by their respective duly authorized officers.

Indivior UK Limited.
Date:	August 2, 2023

By:	/s/ SVP Global Medicines Development
Title:	Authorized Signatory

Addex Pharma SA
Date:	August 2, 2023

By:	/s/ Tim Dyer
Title:	CEO

Appendix 1A – CCS2 Testing

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Appendix 1B – FTE and Consultants costs July 2023 to June 2024

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Appendix 1C – Additional Research and Total Funding

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Appendix 1D – Research Funding Paid Directly by Indivior

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Appendix 1E – Situation at 31 May 2023

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